UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2013, the Board of Directors of BioScrip, Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company, each of its directors and executive officers, and certain other officers. Pursuant to the Board authorization, the Company plans to enter into an Indemnification Agreement with each of its current directors, executive officers and certain other officers and with future directors and executive officers from time to time.

The Indemnification Agreement provides, among other things, that the Company will indemnify the director or executive officer (the “Indemnitee”) if a party to or threatened to be made a party to or otherwise involved in a proceeding in which the Indemnitee is involved by reason of any action taken or failure to act while serving as a director or officer of the Company. The Company will indemnify the Indemnitee against all expenses (including judgments, fines and penalties) actually and reasonably incurred so long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and with respect to any criminal action, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Under the terms of the Indemnification Agreement, the Company will not be obligated to provide indemnification or advance expenses with respect to certain proceedings, including but not limited to: (i) proceedings initiated or brought voluntarily by the Indemnitee except to enforce the Indemnification Agreement or similar statute or law; (ii) proceedings involving the enforcement of non-compete and/or non-disclosure agreements; (iii) involving expenses and payments arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; and (iv) amounts paid to or for the benefit of the Indemnitee by the Company’s directors’ and officers’ insurance.

In addition, and subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the Indemnitee in connection with the investigation, defense, settlement and/or appeal of any proceeding not initiated by the Indemnitee, and the reimbursement to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The provisions for indemnification and advancement of expenses are not deemed to be exclusive, and are not deemed to diminish or restrict any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled, including any rights arising under applicable law, the Company's Certificate of Incorporation or Bylaws, a vote of stockholders or disinterested directors or otherwise.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: March 14, 2013		/s/ Kimberlee C. Seah
	By:	Kimberlee C. Seah
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement.